Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

enCore Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, no par value (2)	457	(g)	–	$–	$16,078,303	0.00011020	$1,771.83
	Total Offering Amounts						$16,078,303		$1,771.83
	Total Fees Previously Paid								—
	Net Fee Due								$1,771.83

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended and based upon a proposed maximum offering price of C$4.05 at an exchange rate of C$1.337 per US $1.00, as reported by the Bank of Canada on January 24, 2023.

(2)	This Registration Statement covers the issuance and sale by the Registrant of common shares upon exercise of warrants that were issued pursuant to the Registrant's Registration Statement on Form F-10 (File No. 333-269387).